Exhibit 99.1
------------

July 22, 2002

FOR IMMEDIATE RELEASE
---------------------

                      MONTEREY BAY BANCORP, INC. ANNOUNCES:
              SECOND QUARTER AND JUNE 30 YEAR TO DATE 2002 RESULTS;
          RECORD LEVELS OF INCOME, ASSETS, LOANS, DEPOSITS, AND EQUITY

                                                      Common Stock Symbol:  MBBC
                                                          NASDAQ National Market

         Watsonville, CA. July 22, 2002. Monterey Bay Bancorp, Inc. ("Company"), the holding company for Monterey Bay Bank ("Bank"), today reported record net income of $1.35 million, equivalent to $0.38 diluted earnings per share, for the quarter ended June 30, 2002, compared to net income of $949 thousand, or $0.29 diluted earnings per share, for the same period in 2001. Net income during the quarter ended March 31, 2002 (the immediately preceding quarter) was $1.21 million, equivalent to $0.35 diluted earnings per share.

         For the six months ended June 30, 2002, net income was $2.55 million, equivalent to $0.73 diluted earnings per share. This compares to net income of $1.55 million, or $0.47 diluted earnings per share, for the first six months of 2001. The 64.6% increase in net income for the first half of 2002 compared to the same period in 2001 primarily resulted from two key factors:

o the continued implementation of the Company's strategic plan to transform the Bank into a community commercial bank

o during the first half of 2001, the Company incurred pre-tax operating costs of $447 thousand for the conversion of the core data processing system and $161 thousand for legal expenses associated with the arbitration of claims by a former executive

         The second quarter of 2002 earnings were the highest of any quarter in the Company's history. Annualized return on average stockholders' equity improved from 8.14% during the second quarter of 2001 to 10.18% during the second quarter of 2002. At June 30, 2002, the Company had record levels of loans, assets, deposits, and stockholders' equity. Tangible book value per share increased from $14.08 at December 31, 2001 to $15.00 at June 30, 2002.

         During the second quarter of 2002, the Company continued the implementation of its strategic plan of transforming the Bank into a community focused commercial bank serving the financial needs of individuals, families, and businesses. Key accomplishments during the second quarter of 2002 included:

o    progress in shifting the composition of the loan portfolio

o greater loan volumes from the Los Angeles loan production office which was opened in the first quarter of 2002

o    increased local commercial banking business


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Monterey Bay Bancorp, Inc.                                                Page 2
Press Release
July 22, 2002


         Net interest income increased from $4.8 million and $9.5 million during the second quarter and first half of 2001 to $5.6 million and $10.9 million during the same periods in 2002. These increases resulted from both expanded spreads and greater average balances of interest earning assets and liabilities. The Company's ratio of net interest income to average total assets was 3.98% for the first six months of 2002, up from 3.81% for the same period in 2001. The increased spread in part stemmed from the Bank's continued implementation of its strategic plan, which incorporates a higher ratio of loans to total assets, a smaller percentage of total loans being comprised of residential mortgages, and transaction accounts constituting a greater portion of total deposits.

         The Company recorded a $385 thousand provision for loan losses during the second quarter of 2002, up from $300 thousand during the same period in the prior year. For the first six months of 2002, the Company recorded $710 thousand in provisions for loan losses, compared to $800 thousand during the same period in 2001. Net charge-offs during the first half of 2002 totaled $32 thousand, of which less than $1 thousand occurred in the second quarter. The Company's ratio of loan loss reserves to total loans increased from 1.41% at December 31, 2001 to 1.50% at June 30, 2002. The primary factors contributing to the rise in this ratio included:

o a shift in the Company's loan mix away from its historic concentration in residential mortgages

o the establishment of a specific reserve for a loan secured by a hotel / resort within the Company's primary market area, as subsequently discussed

o the Company's updating its formula general reserve factors during the second quarter of 2002 to reflect current information regarding real estate valuations, business conditions, rental and vacancy rates for various types of income property, and other factors in estimating the amount of loss inherent in the loan portfolio at June 30, 2002

         The Company continues to closely monitor its portfolio of real estate loans secured by hotel / motel / resort properties. The hospitality industry in California has been particularly negatively affected by the combination of the recent recession, higher energy costs, a general reduction in business and vacation travel, and the difficulties being experienced by many companies in the technology and telecommunications industries. At June 30, 2002, the Company had $23.6 million in hotel / motel / resort real estate loans outstanding, down from $30.8 million at December 31, 2001. This decrease in part resulted from the Company's not repricing certain hotel / motel / resort loans to reflect the decline in general market interest rates, thereby leading the borrowers to refinance with other lenders.

         Non-accrual loans increased from $2.3 million at December 31, 2001 to $5.0 million at June 30, 2002 primarily due to the placement of a $2.3 million commercial real estate mortgage on non-accrual status. This credit is a participation loan where the Bank is not the lead financial institution. The loan is secured by a first deed of trust on a hotel / resort located within the Company's primary market area. The borrowers are directly personally indebted. The hotel is a relatively new development that has experienced limited cash flow. The hotel was also adversely impacted by the decline in tourism and travel following the events of September 11, 2001 and the national economic recession.


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Monterey Bay Bancorp, Inc.                                                Page 3
Press Release
July 22, 2002


         At June 30, 2002, the Company maintained a $754 thousand specific reserve for this hotel / resort loan, based upon estimated net proceeds to the Company following foreclosure and sale. The borrowers executed a forbearance agreement during the second quarter of 2002. In conjunction with the forbearance agreement, the borrowers made additional loan payments during the second quarter of 2002, and a loan payment in early July 2002. The forbearance agreement calls for additional payments and for the borrowers to provide additional real property collateral before the end of the third quarter of 2002. The agent bank has ordered an updated appraisal of the primary collateral, which is scheduled to be received during the third quarter of 2002. The market value of the hotel / resort is particularly volatile at this time, given the uncertainty regarding the economy, the tourism industry, and the outlook for business travel activity.

         Non-accrual loans at June 30, 2002 also included:

o An $846 thousand residential mortgage secured by a first deed of trust. There are significant junior mortgages from other lenders secured by the subject collateral, which is scheduled for foreclosure sale during the third quarter of 2002.

o Four additional residential mortgages totaling $851 thousand. One of these loans fully reinstated in early July 2002.

o An $842 thousand commercial real estate mortgage secured by a first deed of trust. There is a significant junior mortgage from another lender secured by the subject collateral. The borrower made several payments during the second quarter of 2002, but was still delinquent at June 30, 2002.

o    A $129 thousand loan secured by a first deed of trust on residential land.

         Aside from the $2.3 million hotel / resort loan discussed above, the Company does not anticipate recording a loss on any of the above non-accrual loans due to the estimated value of the underlying real estate collateral. All of the Company's non-accrual loans at June 30, 2002 were secured by real estate. The Company had no foreclosed real estate at June 30, 2002.

         Non-interest income totaled $503 thousand and $1.0 million during the three and six months ended June 30, 2002, down from $695 thousand and $1.3 million during the same periods in 2001.

         Customer service charge income was $392 thousand and $742 thousand during the three and six months ended June 30, 2002, down from $473 thousand and $882 thousand during the same periods in 2002. In conjunction with the conversion to the new core data processing system in March 2001, the Company implemented a revamped consumer checking product line and an associated revised fee and service charge schedule. These changes contributed to the closing of certain lower balance, recurring overdraft, and / or higher transaction volume consumer checking accounts beginning in the second quarter of 2001, as such accounts began incurring increased service charges.

         Commissions from the sale of non-FDIC insured investment products were $34 thousand and $75 thousand during the three and six months ended June 30, 2002, down from $71 thousand and $188 thousand during the same periods in 2001. This decrease was primarily due to vacancies in positions for licensed investment sales representatives and the general state of the equity markets in the first six months of 2002. The Company expects revenue from these operations to remain constrained during the third quarter of 2002.


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Monterey Bay Bancorp, Inc.                                                Page 4
Press Release
July 22, 2002


         Loan servicing income totaled $14 thousand and $29 thousand during the three and six months ended June 30, 2002, compared to $41 thousand and $43 thousand during the same periods in 2001. The Company continues to sell the vast majority of its long term, fixed rate residential loan production into the secondary market on a servicing released basis, and purchases more interest rate sensitive loans as part of its interest rate risk management program. As a result, the portfolio of loans serviced for others is declining as loans pay off. At June 30, 2002, the Company serviced $34.9 million in various types of loans for other investors, compared to $42.6 million at December 31, 2001. The Company maintained loan servicing assets of $46 thousand at June 30, 2002, and is thus limited in the exposure of its loan servicing income to a potential further acceleration in loan prepayment rates.

         Gains on the sale of loans were $21 thousand during the second quarter of 2002, down from $24 thousand during the second quarter of 2001. For the first six months of 2002, gains on the sale of loans totaled $48 thousand, a 65.5% increase from the $29 thousand recorded during the first half of 2001. The Company anticipates favorable results from its mortgage banking operations during the third quarter of 2002, spurred by:

o the availability of thirty year fixed rate residential mortgages at rates below 7.00% at the start of the quarter

o recent reports indicating strong demand for residential real estate in most areas of California

         There were no sales of mortgage backed or investment securities during the second quarter of either 2002 or 2001. Gains on sale of mortgage backed securities were $43 thousand during the first half of 2002, compared to $34 thousand during the same period in 2001. Although many of the Company's securities appreciated during the second quarter of 2002 due to the decline in most capital markets interest rates, the Company decided to retain the securities as a means of generating net interest income.

         Non-interest expense totaled $3.4 million and $6.9 million during the three and six months ended June 30, 2002, comparing favorably to $3.5 million and $7.4 million during the same periods in 2001. Factors contributing to the lower expenses included the Company's incurring significant costs in the first half of 2001 associated with its data processing conversion and the arbitration of claims by a former executive.

         Compensation and employee benefits costs were higher in the three and six months ended June 30, 2002 than during the same periods the prior year due to:

o compensation costs associated with the Los Angeles loan production office which opened during the first quarter of 2002

o other staff additions and / or changes in support of the Company's strategic plan, particularly in the Company's commercial banking and information technology functions

o higher costs for the Bank's Employee Stock Ownership Plan due to the greater average market price of the Company's common stock

o    higher costs for payroll taxes on a greater compensation base


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Monterey Bay Bancorp, Inc.                                                Page 5
Press Release
July 22, 2002


         While deposit insurance premiums increased slightly from the three and six months ended June 30, 2001 to the same periods in 2002 due to expansion in the deposit portfolio, the Company anticipates a significant percentage decline in these costs during the latter half of 2002 due to an adjustment in its premium rate.

         Legal and accounting expenses were lower in the three and six months ended June 30, 2002 than during the same periods in 2001 primarily due to the aforementioned arbitration in 2001 and due to the Company's utilizing more cost effective providers for certain professional services in 2002.

         Advertising and promotion costs totaled $69 thousand and $145 thousand during the three and six months ended June 30, 2002, up from $27 thousand and $57 thousand during the same periods in 2001. These costs were unusually low in the first half of 2001, as the Company postponed certain advertising and promotional activities due to the implementation of the new computer systems environment. Advertising during the second quarter of 2002 included newspaper ads for deposit products and continued radio advertising in the Company's primary market areas. The radio messages were targeted at attracting local businesses through the Bank's relationship focused approach to providing financial services. The Company's visibility was also enhanced during the first half of 2002 by the extensive participation of employees and Directors in a significant number of community events and organizations. As just one example, more than twenty Bank employees actively participated in a fund raising event for local non-profit organizations.

         Consulting expenses declined from $63 thousand and $306 thousand during the three and six months ended June 30, 2001 to $21 thousand and $43 thousand during the same periods in 2002. In 2001, the Company hired several consultants to assist with the core systems conversion and the implementation of complementary technology following the conversion.

         Total assets increased from $537.4 million at December 31, 2001 to a record $562.8 million at June 30, 2002.

         Cash and cash equivalents decreased from $13.1 million at December 31, 2001 to $10.4 million at June 30, 2002 due to the Company's using cash equivalents to fund expansions in the security and loan portfolios.

         Investment and mortgage backed securities increased from $37.9 million at December 31, 2001 to $49.8 million at June 30, 2002. The Company purchased relatively short duration, AAA rated collateralized mortgage obligations
("CMO's") during the first half of 2002 to serve as collateral for certain deposits and to invest available liquidity. At June 30, 2002, the Company owned no corporate bonds issued by WorldCom, Enron, or any other companies primarily in the telecommunications, technology, or energy industries. The Company owned two corporate bonds at June 30, 2002, both of which were trust preferred securities issued by large financial institutions. These bonds were rated "A" and "A-" by Standard & Poors at June 30, 2002.

         Loans held for investment, net, increased from $465.9 million at December 31, 2001 to a record $482.8 million at June 30, 2002. The increase resulted from a combination of strong internal loan originations and from purchases of, or participations in, individual income property and construction loans from correspondent banks. Total net loans as a percentage of total assets were 85.9% at June 30, 2002. The Company has targeted increasing this ratio as part of its strategy of supporting its interest margin, fostering economic activity in its local communities, and effectively utilizing the Bank's capital.


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Monterey Bay Bancorp, Inc.                                                Page 6
Press Release
July 22, 2002


         The loan portfolio product mix shifted during the first half of 2002 in conformity with the Company's strategic plan. Residential one to four unit loans declined from 42.3% of gross loans at December 31, 2001 to 38.1% of gross loans at June 30, 2002. In contrast, construction loans increased from 7.9% to 9.7%, land loans increased from 2.5% to 3.7%, commercial loans rose from 1.8% to 2.6%, and consumer loans (primarily home equity lines of credit) increased from 1.4% to 1.9%. This change in loan mix was facilitated by the commercial business relationship officers the Company hired last year and by the new Los Angeles loan production office, which concentrates on income property and construction lending. The Company plans to continue decreasing the percentage of its loan portfolio allocated to residential mortgages in favor of other generally higher yielding and more interest rate sensitive types of loans.

         The Company concluded the second quarter of 2002 with a significant loan pipeline. Management anticipates for the third quarter of 2002:

o    a further rise in loans outstanding and total assets

o    an increase in the ratio of loans to assets

o    residential mortgages comprising a smaller percentage of total gross loans

         Deposits increased from $432.3 million at December 31, 2001 to a record $454.3 million at June 30, 2002. The majority of this increase was associated with the Bank's issuance of its first brokered certificate of deposit ("CD") during the second quarter of 2002. The Bank issued the $20.0 million one year CD on an uncollateralized basis through one of the country's largest investment banks / securities dealers at an all-in cost of LIBOR plus 12 basis points. The brokered CD was issued in order to provide funding for anticipated loan production in the second and third quarters of 2002. Funds not utilized during the second quarter of 2002 were invested in short term, low duration, high cash flow CMO's, leading to the $9.6 million increase in mortgage backed security balances during the second quarter of 2002. While the Company does not intend to become a significant issuer of brokered CD's, Management took advantage of the opportunity due to:

o    the Company's projected need for funding

o    the efficiency of one relatively large issuance

o    the attractiveness of the pricing

o    the Company's loan to deposit ratio approaching 110%

o the one year term integrating effectively with the Company's asset / liability management program

         The Company continues to pursue increases in transaction account balances as a fundamental component of the strategic plan. Excluding the impact of the $20.0 million brokered CD, transaction accounts increased from 43.6% of total deposits at December 31, 2001 to 45.3% of total deposits at June 30, 2002.


                                       10

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Monterey Bay Bancorp, Inc.                                                Page 7
Press Release
July 22, 2002


         Checking account balances increased from $63.6 million at December 31, 2001 to $68.4 million at June 30, 2002. The Company plans to introduce several new consumer checking products during the third quarter of 2002, with a particular focus on relationship pricing and providing increased choice and options to customers. In addition, the Company's commercial lending officers have increasing business demand deposit balances as a key component of their sales objectives.

         Money market deposits increased from $105.8 million at December 31, 2001 to $109.9 million at June 30, 2002. Money market balances decreased, however, from $111.8 million at March 31, 2002. Factors supporting the rise in money market balances in the first half of 2002 included the Company's active cross-selling of this product in its branches and the desire by certain customers to avoid committing funds to term certificates of deposit in the current historically low interest rate environment. Factors contributing to the decline in money market deposit balances during the second quarter of 2002 included the April payment of property and income taxes by customers and the continued aggressive pricing and extensive advertising of certain consumer transaction account products at rates far above market by two large thrifts operating in the Company's primary market area.

         The Company's ratio of net loans to deposits was 106.38% at June 30, 2002. The Company intends to actively manage this ratio in coming quarters by:

o pursuing opportunities for additional branch locations, either de novo or acquisition of existing branches from other financial institutions

o directing a higher percentage of the advertising and promotion budget to deposit generation

o introducing remote deposit collection services via a correspondent bank for customers introduced to the Company via the Los Angeles loan production office

         Borrowings were $53.8 million at December 31, 2001 and June 30, 2002. During the second quarter of 2002, the Company prepaid a $5.0 million FHLB advance originally scheduled to mature in July 2002, and entered into a new $5.0 million FHLB advance with a maturity date in June 2003 in conjunction with its asset / liability management program. All of the Company's FHLB advances at June 30, 2002 were fixed rate, fixed term borrowings without call or put option features.

         Monterey Bay Bank continues to be in the highest regulatory capital classification of "Well Capitalized", with capital levels significantly in excess of regulatory requirements.


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Monterey Bay Bancorp, Inc.                                                Page 8
Press Release
July 22, 2002


         Consolidated stockholders' equity increased from $50.2 million at December 31, 2001 to a record $53.5 million at June 30, 2002 due to a combination of:

o    net income

o    continued amortization of deferred stock compensation

o additional paid-in capital generated through the accounting for the Employee Stock Ownership Plan

o    Directors continuing to receive their retainer fees in Company common stock

o    the exercise of 34,630 vested stock options

o appreciation in the portfolio of securities classified as available for sale

         The above factors more than offset the impact of the repurchase of 5,000 shares of the Company's common stock at $16.25 per share during the first quarter of 2002. The Company did not repurchase any shares during the second quarter of 2002. At June 30, 2002, there were 109,035 remaining shares authorized for repurchase under the Company's current repurchase program.

         In reviewing the most recent quarter, C. Edward Holden, the Company's Chief Executive Officer and President, commented: "The Company achieved additional progress in implementing our strategy of transforming the Bank into a community based financial services firm. The Bank's focus on increasing income property, construction, and commercial lending led to a record level of loans outstanding and to a meaningful shift in the composition of the loan portfolio toward higher yielding and more interest sensitive types of loans. Our relationship oriented approach to providing financial services continues to attract new customers. The Company generated improved profitability versus prior periods, enhanced by the multiple steps implemented in support of the strategic plan. I am particularly pleased with our annualized return on average equity exceeding 10.00% during the second quarter of 2002, and with the improvement in the Company's efficiency ratio to 56.12% during the most recent quarter. While we readily acknowledge the need to continue improving these figures, our progress from the results of just one year ago is substantial. During the remainder of 2002, we plan to implement additional initiatives aimed at improving efficiency, enhancing customer service, generating additional revenue, and further contributing to the quality of life in the local communities we serve."

         Mr. Holden then added: "The Company remains firmly committed to quality credit management and the maintenance of a strong credit culture, which assume even greater value and importance at this point in the economic cycle. The Company also remains firmly committed to enhancing stockholder value, as exemplified by the active stock repurchase authorization, Directors continuing to receive retainer fees in Company stock, stock based compensation representing a significant component of Management's compensation, and the growth of the Company as one avenue to effectively deploy the rising capital base."

Monterey Bay Bancorp, Inc.                                                Page 9
Press Release
July 22, 2002


         McKenzie Moss, Chairman of the Board of Directors, remarked: "The Company's commitment to enhancing stockholder value was also reflected during the second quarter by the issuance of research coverage by a second investment bank and by the Company's continuing to seek market makers to support the liquidity of its common stock. While the Board of Directors is pleased to be able to report record quarterly earnings, we recognize that additional progress needs to be achieved in order for the Company to deliver a return on average equity competitive with higher performing peer firms in the financial services industry."

         The Company's common stock is listed on the NASDAQ National Market under the symbol "MBBC". The Company and the Bank are headquartered in Watsonville, California. The Bank operates through its administrative offices in Watsonville, one stand-alone loan production office in Los Angeles, and eight full service branches located in the Greater Monterey Bay Area of Central California. The Bank operates 11 ATM's including two at remote (non-branch) sites. The Bank also offers customer access via bilingual telephone banking, Internet banking, and worldwide ATM networks. The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent allowed by law.

         Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "anticipate", "intend", "estimate", "target", "plan", "may increase", "may fluctuate", "may result in", "are projected", and similar expressions. The Company's actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the economic, business, and real estate market conditions in the Company's market areas, competition, regulatory and legislative actions, the possibility that the Company will not be successful in achieving its strategic objectives, actions by investment banking firms, the performance and contributions of employees, the Company's ability to recruit high caliber bankers, expected loan payments, loan originations, and future collateral values, the successful future utilization and efficacy of new technology, and other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the quarterly Form 10-Q's filed by the Company . The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.


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

Monterey Bay Bancorp, Inc.                                               Page 10
Press Release
July 22, 2002


         This news release is available at the www.montereybaybank.com Internet site and is included as an Exhibit to a Form 8-K filed with the Securities & Exchange Commission that is available at the www.sec.gov Internet site.


                        For further information contact:


C. Edward Holden                                Mark R. Andino
Chief Executive Officer              or         Chief Financial Officer
President                                       Treasurer
(831) 768 - 4840                                (831) 768 - 4806
ed.holden@montereybaybank.com                   mark.andino@montereybaybank.com



                             General communication:

                            INFO@MONTEREYBAYBANK.COM

                             www.montereybaybank.com

                             Phone: (831) 768 - 4800

                              Fax: (831) 722 - 6794



                         --- financial data follows ---

                           MONTEREY BAY BANCORP, INC.
                                 (NASDAQ: MBBC)
                        Consolidated Financial Highlights
                                    Unaudited
                             (Dollars In Thousands)

                                                                                 June 30,          December 31,
Financial Condition Data                                                           2002                  2001
-------------------------------------------------------------------             ---------             ---------
Cash and cash equivalents                                                       $  10,423             $  13,079
Investment securities available for sale                                            7,240                 7,300
Mortgage backed securities available for sale                                      42,553                30,644

Loans held for sale                                                                   480                   713

Loans receivable held for investment:
      Residential one to four unit real estate loans                              192,551               204,829
      Multifamily five or more units real estate loans                            112,024               103,854
      Commercial and industrial real estate loans                                 110,276               109,988
      Construction loans                                                           49,117                38,522
      Land loans                                                                   18,692                11,924
      Commercial loans                                                             13,277                 8,843
      Other loans                                                                   9,711                 6,980
                                                                                ---------             ---------

   Sub-total gross loans held for investment                                      505,648               484,940

   (Less) / Plus:
      Undisbursed construction loan funds                                         (15,632)              (12,621)
      Unamortized purchase premiums, net of purchase discounts                        596                   435
      Deferred loan fees and costs, net                                              (479)                 (202)
      Allowance for loan losses                                                    (7,343)               (6,665)
                                                                                ---------             ---------

Loans receivable held for investment, net                                         482,790               465,887

Investment in capital stock of the Federal Home Loan Bank                           3,302                 2,998
Accrued interest receivable                                                         2,955                 2,915
Premises and equipment, net                                                         7,387                 7,618
Core deposit intangibles, net                                                       1,174                 1,514
Real estate acquired via foreclosure, net                                              --                    --
Other assets                                                                        4,451                 4,723
                                                                                ---------             ---------
Total assets                                                                    $ 562,755             $ 537,391
                                                                                =========             =========

Non-interest bearing demand deposits                                            $  21,897             $  21,062
Interest bearing NOW checking accounts                                             46,514                42,557
Savings accounts                                                                   18,301                19,127
Money market accounts                                                             109,871               105,828
Certificates of deposit                                                           257,687               243,765
                                                                                ---------             ---------

Total deposits                                                                    454,270               432,339
FHLB advances and other borrowings                                                 53,775                53,800
Other liabilities                                                                   1,164                 1,090
                                                                                ---------             ---------
Total liabilities                                                                 509,209               487,229
                                                                                ---------             ---------
Stockholders' equity                                                               53,546                50,162
                                                                                ---------             ---------

Total liabilities and stockholders' equity                                      $ 562,755             $ 537,391
                                                                                =========             =========

                           MONTEREY BAY BANCORP, INC.
                                 (NASDAQ: MBBC)
                  Consolidated Financial Highlights, Continued
                                    Unaudited
                 (Dollars In Thousands Except Per Share Amounts)


                                                           Three Months Ended June 30,   Six Months Ended June 30,
                                                           ---------------------------  --------------------------
Operating Data                                                  2002         2001          2002          2001
------------------------------------------------------      ----------   ----------     ----------   ----------
Interest income                                             $    8,891   $    9,710     $   17,646   $   19,705
Interest expense                                                 3,328        4,937          6,733       10,180
                                                            ----------   ----------     ----------   ----------

Net interest income before provision for loan losses             5,563        4,773         10,913        9,525
Provision for loan losses                                          385          300            710          800
                                                            ----------   ----------     ----------   ----------
Net interest income after provision for loan losses              5,178        4,473         10,203        8,725
                                                            ----------   ----------     ----------   ----------

Non-interest income:
     Gain on sale of mortgage backed securities                     --           --             43           34
     Commissions from sales of non-insured products                 34           71             75          188
     Customer service charges                                      392          473            742          882
     Income from loan servicing                                     14           41             29           43
     Gain on sale of loans held for sale                            21           24             48           29
     Other income                                                   42           86             78          163
                                                            ----------   ----------     ----------   ----------
Total non-interest income                                          503          695          1,015        1,339
                                                            ----------   ----------     ----------   ----------

Non-interest expense:
     Compensation and employee benefits                          1,832        1,655          3,737        3,313
     Occupancy and equipment                                       410          432            834          782
     Deposit insurance premiums                                     51           49            102           98
     Data processing fees                                          141          170            277          612
     Legal and accounting expenses                                 102          267            221          451
     Supplies, postage, telephone, and office
        expenses                                                   179          162            347          352
     Advertising and promotion                                      69           27            145           57
     Amortization of intangible assets                             170          170            341          341
     Consulting                                                     21           63             43          306
     Other expense                                                 429          525            823        1,051
                                                            ----------   ----------     ----------   ----------
Total non-interest expense                                       3,404        3,520          6,870        7,363
                                                            ----------   ----------     ----------   ----------

Income before provision for income taxes                         2,277        1,648          4,348        2,701
Provision for income taxes                                         930          699          1,795        1,150
                                                            ----------   ----------     ----------   ----------
Net income                                                  $    1,347   $      949     $    2,553        1,551
                                                            ==========   ==========     ==========   ==========

Shares applicable to basic earnings per share                3,375,688    3,262,003      3,362,038    3,244,622
Basic earnings per share                                    $     0.40   $     0.29     $     0.76   $     0.48
                                                            ==========   ==========     ==========   ==========

Shares applicable to diluted earnings per share              3,509,181    3,300,595      3,487,234    3,287,577
Diluted earnings per share                                  $     0.38   $     0.29     $     0.73   $     0.47
                                                            ==========   ==========     ==========   ==========

                           MONTEREY BAY BANCORP, INC.
                                 (NASDAQ: MBBC)
                         Selected Ratios And Other Data
                                    Unaudited
                 (Dollars In Thousands Except Per Share Amounts)


                                                       Three Months Ended June 30,     Six Months Ended June 30,
                                                       ---------------------------    --------------------------
                                                          2002             2001           2002          2001
                                                          ----             ----           ----          ----

Profitability Ratios [1]
------------------------------------------
Return on average assets                                 0.96%             0.75%           0.93%        0.62%
Return on average equity                                10.18%             8.14%           9.78%        6.84%
Interest rate spread during the period                   3.92%             3.62%           3.92%        3.64%
Net interest income / average total assets               3.98%             3.79%           3.98%        3.81%
Net interest margin                                      4.18%             4.01%           4.19%        4.02%
Efficiency ratio                                        56.12%            64.37%          57.60%       67.77%


Other Information
------------------------------------------
Average total assets                               $  559,061        $  503,666       $ 548,277    $ 499,905
Average interest earning assets                    $  532,332        $  476,385       $ 521,437    $ 473,482


                                                      June 30,      December 31,
                                                          2002              2001
                                                          ----              ----
Asset Quality Information
------------------------------------------

Non-accrual loans                                  $    4,979        $    2,252
Non-performing loans                               $    4,979        $    2,252
Real estate acquired via foreclosure                       --                --
Allowance for loan losses                          $    7,343        $    6,665

Non-performing loans /
     total assets                                        0.88%             0.42%
Allowance for loan losses /
     loans outstanding                                   1.50%             1.41%
Allowance for loan losses /
     non-accrual loans                                 147.48%           295.96%


Bank Regulatory Capital Ratios
------------------------------------------

Tangible capital ratio                                   8.45%             8.24%
Core capital ratio                                       8.45%             8.24%
Tier one risk based capital ratio                       11.79%            11.38%
Total risk based capital ratio                          13.04%            12.64%


Other Information
------------------------------------------

Full-service customer facilities                            8                 8
Stand alone loan production offices                         1                --
Number of ATM's                                            11                11
Loan to deposit ratio                                  106.38%           107.92%
Tangible book value per share                      $    15.00        $    14.08
Shares outstanding                                  3,491,031         3,456,097

------------------------------------------
[1]  All applicable ratios reflect annualized figures.